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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-53011 and Form S-8 No. 333-69490) pertaining to the Savings And Profit Sharing Plan For Employees Of First Interstate BancSystem, Inc., As Amended And Restated, First Interstate BancSystem, Inc. Stock Option And Stock Appreciation Rights Plan, As Amended, And First Interstate BancSystem, Inc. Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-76825) pertaining to the First Interstate BancSystem, Inc. 2001 Stock Option Plan of our report dated February 4, 2002, with respect to the consolidated financial statements of First Interstate BancSystem, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                         /s/ Ernst Young LLP

Salt Lake City, Utah
March 25, 2002